UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

SPHERE 3D CORP.
(Exact name of registrant as specified in its charter)

Ontario	001-36532	98-1220792
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

243 Tresser Blvd, 17th Floor
 Stamford, Connecticut, United States 06901
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (647) 952 5049

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	ANY	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously reported, on January 3, 2025, Sphere 3D Corp. (the "Company"), entered into a Sales Agreement (the "Original Sales Agreement") with A.G.P./Alliance Global Partners ("A.G.P."), relating to the Company's issuance and sale, from time to time, of its common shares, no par value per share (the "Common Shares"). On July 31, 2026, the Company entered into an Amended and Restated Sales Agreement (the "A&R Sales Agreement") with A.G.P. and Maxim Group LLC ("Maxim" and, together with A.G.P., the "Sales Agents") for the purpose of amending the Original Sales Agreement to provide for the addition of Maxim as a sales agent thereunder and to effect conforming changes related thereto. The A&R Sales Agreement otherwise retains all material terms of the Original Sales Agreement. The A&R Sales Agreement provides for the sale of Common Shares having an aggregate offering price of up to $10,300,000 (the "Placement Shares") in transactions that are deemed to be "at the market offerings" as defined in Rule 415 under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-3 (File No. 333-269663) and the prospectus supplement (the "Prospectus Supplement") relating thereto filed on July 31, 2026.

The foregoing description of the A&R Sales Agreement is only a summary and is qualified in its entirety by reference to the full text of the A&R Sales Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 1.01. The legal opinion of DuMoulin Black LLP relating to the sale of the Placement Shares pursuant to the Prospectus Supplement is filed herewith as Exhibit 5.1.

Item 8.01. Other Events

The Company previously offered and sold Common Shares under the Original Sales Agreement pursuant to the Registration Statement, as supplemented by the prospectus supplement dated January 3, 2025 (the "Prior Prospectus Supplement"), which covered the offer and sale of Common Shares having an aggregate offering price of up to $8,000,000. Through July 30, 2026, the Company issued and sold an aggregate of 2,172,789 Common Shares thereunder for aggregate gross proceeds of approximately $5,131,036, before deducting commissions and offering expenses.

In connection with the entry into the A&R Sales Agreement and the filing of the Prospectus Supplement, the Company terminated the offering of Common Shares under the Prior Prospectus Supplement, effective July 31, 2026. The Prior Prospectus Supplement has been superseded and replaced in its entirety, and the Company will not offer or sell any additional Common Shares thereunder.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy Placement Shares, nor shall there be any sale of the Placement Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

5.1	Opinion of DuMoulin Black LLP
10.1	Amended and Restated Sales Agreement, dated as of July 31, 2026, by and among Sphere 3D Corp., A.G.P./Alliance Global Partners and Maxim Group LLC.
23.1	Consent of DuMoulin Black LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 31, 2026

SPHERE 3D CORP.

By:	/s/ Kurt Kalbfleisch
Kurt Kalbfleisch
Chief Financial Officer